Exhibit 4.2

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (this “Agreement”) dated as of September 13, 2002 is made by and among OMNOVA SOLUTIONS INC., an Ohio corporation (“OMNOVA” or the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Agent”), each of the Lenders (as defined in the Credit Agreement, defined below) signatory hereto, and each of the Guarantors (as defined in the Credit Agreement) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Agent and each of the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of April 12, 2001 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; the capitalized terms as used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower revolving credit facility (including a letter of credit facility and a swing line facility); and

WHEREAS, each of the Guarantors has entered into a Facility Guaranty pursuant to which it has guaranteed certain or all of the obligations of the Borrower under the Credit Agreement and the other Loan Documents; and

WHEREAS, the Borrower has advised the Agent and the Lenders that it desires to amend certain provisions of the Credit Agreement as set forth herein, and the Agent and the Lenders have agreed so to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) Section 1.2 is hereby amended by deleting the table found in the definition of “Applicable Margin” in its entirety and replacing such table with the following:

		Applicable Margin
Level	Leverage Ratio	Eurodollar Rate	Base Rate

I	Greater than 4.00 to 1.00	3.50%	1.00%

II	Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	3.00%	0.75%

III	Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	2.50%	0.00%

IV	Less than or equal to 3.00 to 1.00 but greater than 1.50 to 1.00	1.75%	0.00%

V	Less than or equal to 1.50 to 1.00	0.75%	0.00%

(b) Section 1.2 is hereby amended by adding the following sentence to the end of the definition of “Applicable Margin”:

From and including September 13, 2002 until the date that the Applicable Margin is determined for the Determination Date corresponding with the fiscal quarter of the Borrower ending November 30, 2002, in accordance with the provisions of this paragraph, the Applicable Margin shall be Level II.

(c) Section 1.2 is hereby amended by deleting the table found in the definition of “Applicable Unused Fee” in its entirety and replacing such table with the following:

Level	Leverage Ratio	Applicable Unused Fee

I	Greater than 4.00 to 1.00	0.50%

II	Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	0.40%

III	Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	0.35%

IV	Less than or equal to 3.00 to 1.00 but greater than 1.50 to 1.00	0.30%

V	Less than or equal to 1.50 to 1.00	0.25%

(d) Section 1.2 is hereby amended by adding the following sentence to the end of the definition of “Applicable Unused Fee”:

From and including September 13, 2002 until the date that the Applicable Unused Fee is determined for the Determination Date corresponding with the fiscal quarter of the Borrower ending November 30, 2002, in accordance with the provisions of this paragraph, the Applicable Unused Fee shall be Level II.

(e) Section 1.2 is hereby amended by deleting the definition of “Total Revolving Credit Commitment” in its entirety and replacing such definition with the following:

“Total Revolving Credit Commitment” means a principal amount equal to $200,000,000, as reduced from time to time in accordance with Sections 2.1(e) and (f).

(f) The table set forth in Section 10.1(a) is hereby deleted in its entirety and replaced with the following table:

Four-Quarter Period Ending:	Maximum Consolidated Leverage Ratio

February 28, 2001 and May 31, 2001	5.95 to 1.00

August 31, 2001	5.00 to 1.00

November 30, 2001, February 28, 2002 and May 31, 2002	3.75 to 1.00

August 31, 2002	4.00 to 1.00

November 30, 2002 and February 28, 2003	4.75 to 1.00

May 31, 2003	3.75 to 1.00

August 31, 2003 and thereafter	3.25 to 1.00

(g) The table set forth in Section 10.1(b) is hereby deleted in its entirety and replaced with the following table:

Four-Quarter Period Ending:	Minimum Consolidated Interest Coverage Ratio

February 28, 2001 and May 31, 2001	2.00 to 1.00

August 31, 2001	2.25 to 1.00

November 30, 2001, February 28, 2002 and May 31, 2002	2.75 to 1.00

August 31, 2002 and thereafter	3.00 to 1.00

(h) Amend Section 10.2(iii)(B)(Y) by deleting the reference to “3.50 to 1.00” therein and replacing it with “3.25 to 1.00”.

(i) Section 10.3 is hereby deleted in its entirety and replaced with the following:

10.3 Capital Expenditures. Make or become committed to make Capital Expenditures which exceed $25,000,000 in the aggregate in each Fiscal Year of the Borrower, on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be carried forward to a subsequent period.

2. Conditions Precedent. The effectiveness of this Agreement and the amendments to the Credit Agreement herein provided, are subject to the satisfaction of the following conditions precedent:

(a) The Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Agent:

(i) four (4) original counterparts of this Agreement, duly executed by the Borrower, the Agent, each Guarantor and the Required Lenders, together with all schedules and exhibits thereto duly completed; and

(ii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Agent shall reasonably require;

(b) all fees and expenses payable to the Agent and the Lenders (including the fees and expenses of counsel to the Agent) accrued to date, including all fees associated with this Agreement, shall have been paid in full.

3. Additional Undertakings. In addition to the foregoing, and in further consideration of the amendments to the Credit Agreement set forth herein, each Credit Party, by its respective execution of this Agreement, hereby:

(a) warrants, represents and acknowledges to the Agent and each of the Lenders that, as of the date of this Agreement, it has no existing credit, charge, defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its respective liability to pay the full indebtedness outstanding under the terms of the Credit Agreement and each of the other Loan Documents and any other documents which evidence, guaranty or secure the Obligations;

(b) releases and forever discharges the Agent, each Lender, and all of their respective officers, directors, employees, attorneys and agents from any and all actions, claims, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent, including any usury claims that arise out of any one or more circumstances or events that occurred prior to the date of this Agreement;

(c) waives any and all claims now or hereafter arising from or related to any delay by the Agent or any Lender in exercising any rights or remedies under the Credit Agreement or any of the other Loan Documents, including, without limitation, any delay in foreclosing any Collateral securing any of the Obligations or Guarantors’ Obligations or Guarantor’s Obligations, as applicable;

(d) represents and warrants that each of the Credit Parties is in compliance with all of the terms and conditions of the Credit Agreement and each of the other Loan Documents and no other Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents; and

(e) acknowledges and agrees that the Agent and the Lenders reserve all rights which they may have arising out of or relating to any Default or Event of Default and that any action or failure to take action on the part of either Agent or any Lender shall not operate as a waiver of any such rights.

4. Consent of the Guarantors. Each of the Guarantors has joined in the execution of this Agreement for the purposes of consenting hereto and for the further purpose of confirming its guaranty of the Obligations of the Borrower pursuant to the Facility Guaranty to which such Guarantor is party. Each Guarantor hereby consents, acknowledges and agrees to the amendments of the Credit Agreement set forth herein and hereby confirms and ratifies in all respects the Facility Guaranty to which such Guarantor is a party and the enforceability of such Facility Guaranty against such Guarantor in accordance with its terms.

5. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Agreement, the Borrower and the Guarantors, as applicable, represent and warrant to the Agent and the Lenders as follows:

(a) The representations and warranties made by the Borrower in Article VIII of the Credit Agreement (after giving effect to this Agreement), other than the representations and warranties contained in Section 8.5(b) of the Credit Agreement with respect to those matters that have been previously disclosed to the Agent and the Lenders leading to this Agreement, and in each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

(b) Other than the circumstances previously disclosed to the Lenders leading to this Agreement, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, since November 30, 2001; and

(c) No Default or Event of Default has occurred and is continuing.

6. Entire Agreement. This Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 13.6 of the Credit Agreement.

7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

9. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the state of Ohio.

10. Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and each of the Guarantors and Lenders, and their respective successors, assigns and legal representatives; provided, however, that neither the Borrower nor any Guarantor, without the prior consent of the Required Lenders, may assign any rights, powers, duties or obligations hereunder.

13. Expenses. The Borrower agrees to pay to the Agent all reasonable out-of-pocket expenses incurred or arising in connection with the negotiation and preparation of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Credit Agreement to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

OMNOVA SOLUTIONS INC.

By:	/s/ M.E. Hicks
Name:	M.E. Hicks
Title	Senior Vice President and Chief Financial Officer, Treasurer

GUARANTORS:

DECORATIVE PRODUCTS THAILAND, INC.

By:	/s/ M.E. Hicks
Name:	M.E. Hicks
Title:	Treasurer

OMNOVA OVERSEAS INC.

By:	/s/ M.E. Hicks
Name:	M.E. Hicks
Title:	Treasurer

OMNOVA WALLCOVERING (USA), INC.

By:	/s/ M.E. Hicks
Name:	M.E. Hicks
Title:	Treasurer

Amendment No. 1

Signature Page 1

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Kathleen M. Carry
Name:	Kathleen M. Carry
Title:	Vice President

Amendment No. 1

Signature Page 2

LENDERS:
BANK OF AMERICA, N.A.

By:	/s/ Raju N. Patel
Name:	Raju N. Patel
Title:	Principal

Amendment No. 1

Signature Page 3

BANK ONE, NA Successor by Merger to BANK ONE, MICHIGAN

By:	/s/ Glenn A. Currin
Name:	Glenn A. Currin
Title:	Managing Director

Amendment No. 1

Signature Page 4

DEUTSCHE BANK AG, New York or Cayman Islands Branch

By:	/s/ Mark B. Cohen
Name:	Mark B. Cohen
Title:	Managing Director

Amendment No. 1

Signature Page 5

COMERICA BANK

By:	/s/ Jeffrey J. Judge
Name:	Jeffrey J. Judge
Title:	Vice President

Amendment No. 1

Signature Page 6

FIFTH THIRD BANK

By:	/s/ James P. Byrnes
Name:	James P. Byrnes
Title:	Vice President

Amendment No. 1

Signature Page 7

WACHOVIA BANK NATIONAL ASSOCIATION (successor to First Union National Bank)

By:	/s/ Robert A. Brown
Name:	Robert A. Brown
Title:	Director

Amendment No. 1

Signature Page 8

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Vice President

Amendment No. 1

Signature Page 9

NATIONAL CITY BANK

By:	/s/ Robert S. Coleman
Name:	Robert S. Coleman
Title:	Senior Vice President

Amendment No. 1

Signature Page 10

[Page Intentionally Left Blank]

Amendment No. 1

Signature Page 11

THE BANK OF NEW YORK

By:	/s/ Kenneth R. McDonnell
Name:	Kenneth R. McDonnell
Title:	Assistant Vice President

Amendment No. 1

Signature Page 12

MIZUHO CORPORATE BANK (successor to The Industrial Bank of Japan, Limited)

By:	/s/ Noel P. Purcell
Name:	Noel P. Purcell
Title:	Senior Vice President

Amendment No. 1

Signature Page 13

GE CAPITAL CFE, INC.

By:	/s/ Robert M. Kadlick
Name:	Robert M. Kadlick
Title:	Duly Authorized Signatory

Amendment No. 1

Signature Page 14

THE NORTHERN TRUST COMPANY

By:	/s/ Barbara A. Tuszynska
Name:	Barbara A. Tuszynska
Title:	Second Vice President

Amendment No. 1

Signature Page 15

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Suresh Tata
Name:	Suresh Tata
Title:	Senior Vice President

Amendment No. 1

Signature Page 16